                                                           Exhibit No. EX-99.h.3

                                                                                                                         # 194722  v. 1
                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

April 24, 2006

Delaware Group Limited-Term Government Funds
2005 Market Street
Philadelphia, PA 19103

     Re:   Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the performance of the Delaware Limited-Term Government
Fund  (the  "Fund"),  which  is a  series  of the  Delaware  Group  Limited-Term
Government  Funds,  the  Distributor  shall  waive a portion  of the Rule  12b-1
(distribution)  fees for  Class A Shares  and  Class R Shares  so that such Rule
12b-1  (distribution)  fees  for the Fund  will  not  exceed  0.15%  and  0.50%, respectively for the period May 1, 2006 through April 30, 2007.

     The Distributor  acknowledges that it shall not be entitled to collect,  on or make a claim for, waived fees at any time in the future.

                                       Delaware Distributors, L.P.

                                       By: _________________________
                                           Name:
                                           Title:
                                           Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Limited-Term Government Funds

By: _________________________
    Name:
    Title:
    Date: